SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-THOMAS NELSON INC

          GABELLI FUNDS, LLC
               THE GABELLI ASSET FUND
                                 4/07/99            5,000            10.3000
                                 3/26/99            5,000            11.0500
                                 3/11/99           20,000            12.7844
          GAMCO INVESTORS, INC.
                                 4/07/99           15,000            10.2500
                                 4/07/99            5,000            10.1875
                                 4/06/99           35,000            10.1695
                                 4/06/99            5,000            10.1695
                                 4/05/99            6,000            10.1111
                                 4/05/99            3,500            10.0000
                                 3/31/99            5,000            10.5988
                                 3/29/99            1,000            11.0000
                                 3/25/99            3,000            11.0625
                                 3/24/99            3,000            11.7500
                                 3/24/99              100            11.0625
                                 3/23/99            4,700            11.9521
                                 3/22/99            2,300            12.2500
                                 3/17/99            1,100            12.6250
                                 3/16/99            3,300            12.6250
                                 3/15/99            3,600            12.6250
                                 3/12/99            3,000            12.7500
                                 3/12/99            6,000            12.7083
                                 3/11/99            4,000            12.6250
                                 3/09/99            5,000            12.7500
                                 3/09/99            2,000            12.7500
                                 3/09/99           10,000            12.7281
                                 3/08/99            3,400            12.7500
                                 3/05/99            6,000            12.9792
                                 3/04/99            5,000            12.6938
                                 3/04/99            3,000            12.9271
                                 3/03/99            3,600            12.7500
                                 3/03/99            4,400            12.5909
                                 3/02/99            2,000            12.6875
                                 3/02/99            5,700            12.6930
                                 3/01/99            1,000            12.8750
                                 2/26/99           12,400            12.5000
                                 2/26/99            7,700            12.9042
                                 2/24/99            5,000            12.4938
                                 2/24/99            4,300            12.2500








                                             SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-THOMAS NELSON INC

          GAMCO INVESTORS, INC.
                                 2/23/99            5,000            12.4375
                                 2/23/99            6,000            12.5000
                                 2/23/99            5,100            12.4951
                                 2/22/99            4,000            12.5000
                                 2/22/99            7,500            12.5425
                                 2/19/99            3,600            12.2413







































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.


                                            SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-THOMAS NELSON 5.75%

          GAMCO INVESTORS, INC.
                                 2/18/99            1,955-          100.8200






























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.